EXHIBIT 23.2



                                  JERE J. LANE
                           Certified Public Accountant
                              2901 N.W. 112 Avenue
                             Coral Springs, FL 33065
                    Tel: (954) 340-2848/ Fax: (954) 340-7519




April 12, 1999




To Alchemy Holdings, Inc.:


I hereby consent to your incorporation in the registration statement (Form S-8/A) my report dated January 15, 1998, accompanying the financial statements for the year ended September 30, 1997 of Alchemy Holdings, Inc., (formerly Hawk Marine Power) a Florida Corporation.



Sincerely,



/s/ Jere J. Lane
---------------------
Jere J. Lane, C.P.A.

JJL/ss